UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 20, 2018 (July 20, 2018)

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2018, Manhattan Bridge Capital, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with National Securities Corporation (the “Underwriter”) in connection with a public offering (the “Offering”) of 1,428,572 of the Company’s common shares, $0.001 par value per share (the “Common Shares”). Pursuant to the Underwriting Agreement, the Underwriter agreed to buy, on an underwritten firm commitment basis, 1,428,572 Common Shares. Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 45-day option to purchase from the Company up to an additional 214,286 Common Shares at a price of $7.00 per share to cover over allotments, if any.

National Securities Corporation was the sole book-running manager for the Offering. The Offering is expected to close on July 24, 2018, subject to the satisfaction of customary closing conditions.

In connection with the Offering, the Company agreed to pay the Underwriter a cash commission of 7% of the aggregate gross proceeds of the sale of the Common Shares and to cover other expenses.

The net proceeds to the Company are expected to be approximately $9.1 million, assuming no exercise of the over-allotment option and after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the Offering. The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-224955), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 24, 2018. A prospectus supplement relating to the Offering will be filed with the SEC.

The foregoing description of the Offering is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of July 20, 2018, between the Company and National Securities Corporation

5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP

8.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP as to tax matters

23.1	Consent of Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1)

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Because such statements deal with future events and are based on the Company’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this Current Report on Form 8-K. For example, forward-looking statements include statements regarding the potential exercise by the Underwriter of its over-allotment option to purchase of additional Common Shares, the successful closing of the Offering and planned use of the net proceeds from the Offering. The forward-looking statements contained or implied in this Current Report on Form 8-K are subject to other risks and uncertainties, including market conditions and the satisfaction of customary closing conditions related to the Offering, and other risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC and in subsequent filings with the SEC. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: July 20, 2018	By:	/s/ Assaf Ran
	Name:	Assaf Ran
	Title:	President and Chief Executive Officer